                                                                      EXHIBIT 25
                                                                      ----------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ___________________________


                                   FORM T-1


                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE


   Check if an application to determine eligibility of a Trustee pursuant to
                               Section 305(b)(2)


                           ________________________


                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                               13-5266470
                                                           (I.R.S. Employer
                                                           Identification No.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive offices)                   (Zip Code)


                            _______________________

                         R.R. DONNELLEY & SONS COMPANY
              (Exact name of obligor as specified in its charter)

            Delaware                                           36-1004130
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


77 West Wacker Drive
Chicago, Illinois                                            60601
(Address of principal executive offices)                   (Zip Code)


                            _______________________

                                Debt Securities
                      (Title of the indenture securities)

1.  General Information.
    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Name                                          Address
        ----                                          -------

        Comptroller of the Currency                   Washington, D.C.
        Federal Reserve Bank of New York              New York, N.Y.
        Federal Deposit Insurance Corporation         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

                 Yes.

2.  Affiliations with Obligor.
    If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

16.  List of Exhibits
     ----------------

       Exhibit 1 -- Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

       Exhibit 2 -- Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

       Exhibit 3 -- Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

       Exhibit 4 -- Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

       Exhibit 5 -- Not applicable.

       Exhibit 6 -- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

       Exhibit 7 -- Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1994 -- attached)

       Exhibit 8 -- Not applicable.

       Exhibit 9 -- Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee,Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 14th day of February, 1995.


                                             CITIBANK, N.A.



                                             By /s/ R.T. Kirchner
                                                --------------------
                                                    R.T. Kirchner
                                                    Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                CITIBANK, N. A.

of New York in the State of New York, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                            ASSETS

                                                                   Thousands
                                                                   of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin............  $  6,482,000
  Interest-bearing balances.....................................     7,724,000
Securities:
  Held-to-maturity securities...................................     3,836,000
  Available-for-sale securities.................................    12,275,000
Federal funds sold and securities
 purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
 Federal funds sold.............................................     1,954,000
 Securities purchased under agreements to resell................     1,613,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income..........$124,721,000
  LESS: Allowance for loan and lease losses.........   3,871,000
                                                    ------------
  Loans and leases, net of unearned income and allowance........   120,850,000
Assets held in trading accounts.................................    39,855,000
Premises and fixed assets (including capitalized leases)........     3,173,000
Other real estate owned.........................................     2,689,000
Investments in unconsolidated subsidiaries and associated
 companies......................................................     1,010,000
Customers' liability to this bank on acceptances outstanding....     1,404,000
Intangible assets...............................................        14,000
Other assets....................................................     7,463,000
                                                                  ------------
TOTAL ASSETS....................................................  $210,342,000
                                                                  ============

                         LIABILITIES

Deposits:
  In domestic offices...........................................  $ 32,505,000
    Noninterest-bearing..............................$11,333,000
    Interest-bearing................................. 21,172,000
                                                     -----------
  In foreign offices, Edge and Agreement subsidiaries, and IBFs.   105,210,000
    Noninterest-bearing..............................  7,568,000
    Interest-bearing................................. 97,642,000
                                                     -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
  Federal funds purchased.......................................     5,588,000
  Securities sold under agreements to repurchase................     1,390,000
Trading liabilities.............................................    25,140,000
Other borrowed money:
  With original maturity of one year or less....................     8,448,000
  With original maturity of more than one year..................     3,751,000
Mortgage indebtedness and obligations under capitalized leases..        61,000
Bank's liability on acceptances executed and outstanding........     1,425,000
Notes and debentures subordinated to deposits...................     5,200,000
Other liabilities...............................................     8,813,000
                                                                  ------------
TOTAL LIABILITIES...............................................  $197,531,000
                                                                  ------------

                         EQUITY CAPITAL

Common stock....................................................  $    751,000
Surplus.........................................................     6,006,000
Undivided profits and capital reserves..........................     6,402,000
Net unrealized holding gains (losses) on available-for-sale
 securities.....................................................       228,000
Cumulative foreign currency translation adjustments.............      (576,000)
                                                                  ------------
TOTAL EQUITY CAPITAL............................................  $ 12,811,000
                                                                  ------------
TOTAL LIABILITIES AND EQUITY CAPITAL............................  $210,342,000
                                                                  ============

  I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                                               ROGER W. TRUPIN

  We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN  )
WILLIAM R. RHODES       )                                      Directors
PAUL J. COLLINS         )